THIS AGREEMENT is made the 2nd day of January 1998.  BETWEEN:

(1) OVERLORD INVESTMENT COMPANY LIMITED whose registered office is situate at 12th Floor, No. 3 Lockhart Road, Hong Kong (the "Vendor") and

(2) EXCEL ACCESS LIMITED whose registered office is situate at Room 1B, 26th Floor, Lucky Commercial Centre, 103 Des Voeux Road, Central, Hong Kong (the "Purchaser").

WHEREAS:

(1) By an Agreement for Sale and Purchase dated 24th September 1996 made between Mid-Levels Portfolio (Valverde) Limited (the "Head Vendor") as vendor of the one part and the Vendor as purchaser of the other part (the "Principal Agreement") the Head Vendor agreed to sell and the Vendor agreed to purchase All Those premises more particularly described in the First Schedule hereto (the "said premises") for the price and upon the terms and conditions set out therein.

(2) The Vendor has agreed to sell and the Purchaser has agreed to purchase the said premises for the price of HK$15,050,000.00 subject to the Principal Agreement and upon the terms and conditions hereinafter contained.

IT IS HEREBY AGREED by and between the parties hereto as follows:

1. The Vendor shall sell and the Purchaser shall purchase All Those the said premises and all the estate right title property claim and demand whatsoever of the Vendor therein and thereto subject to the Principal Agreement.

2. (a) The purchase money shall be HK$15,050,000.00 which shall be paid by the Purchaser in manner set out in the Second Schedule hereto.

     (b) In respect of each payment of the purchase price or any part thereof required to be made hereunder, the Purchaser shall deliver to the Vendor's solicitors on the date on which such payment is required to be made hereunder a cashier order issued or a cheque certified good for payment by a licensed bank in Hong Kong in favour of the Vendor and/or the person(s) or party(ies) entitled to such payment(s) for the relevant amount.

     (c) Without prejudice to any other remedy hereunder, the Vendor shall be entitled to demand and receive payment of interest on the amount of any part of the purchase price not paid on its due date at the rate of 2% per annum above the prime rate specified by The Hongkong and Shanghai Banking Corporation Limited from time to time calculated from the date on which the same ought to have been paid by the Purchaser to the date of actual payment.

3. The purchase shall be completed at the offices of Messrs. P.C. Woo & Co. during the office hours of 10:00 a.m. to 12:00 noon on weekday and 10:00 to 10:30 a.m. on Saturdays within 13 days of the Purchaser being notified in writing that an occupation permit or a temporary occupation permit covering the said premises has been issued and the Head Vendor is in a position validly to assign the said premises to the Purchaser. Any notification given pursuant to this Clause shall be deemed to have been validly given if sent by post to the Purchaser at the address of the Purchaser last known to the Vendor or its solicitors and shall be deemed to have been received on the expiry of 48 hours after the date of posting.

4. The Vendor declares that Messrs. P.C. Woo & Co. are the Vendor's Agents (the "Agents") for the purposes of receiving all moneys payable to the Vendor pursuant to this Agreement including the balance of the purchase money payable upon completion.

5. The Vendor further declares that the payment to the Agents of any deposit, instalments of the purchase money (if any) and the balance thereof shall be a full and sufficient discharge of the Purchaser's obligations hereunder.

6. The Vendor may revoke the authority of the Agents and appoint other solicitors as agents in their place. No such revocation shall be valid unless it:

     (a)  is in writing addressed to the Purchaser; and

     (b) is delivered to the Purchaser care of Messrs. Yuen & Partners, his solicitors, at least seven clear days prior to completion; and

     (c)  specifically identified this Agreement.

7. On completion, the Vendor shall procure that the Head Vendor will execute a proper assignment or other assurance of the said premises direct to the Purchaser free from incumbrances but subject to the Government Grant specified in the First Schedule hereto and the Vendor will also join in to execute such Assignment as confirmor to assign and confirm the said premises to the Purchaser and the purchaser shall be entitled to vacant possession of the said premises from the date of completion.

8. On completion, the Purchaser shall pay the balance of the purchase price as described in the Second Schedule hereto to the Vendor together with arrears interest thereon which may become payable under Clause 2(c) hereof and the Purchaser shall further pay to the Manager appointed under the Deed of Mutual Covenant in respect of the said premises such sum and deposits specified in Clause 6(b) to (h) of the Principal Agreement and shall also pay all utility deposits required to be made in respect of the said premises.

9. Any requisitions or objections in respect of the title or otherwise arising out of this Agreement shall be delivered in writing to the Vendor's solicitors within seven business days after receipt of the title deeds by the Purchaser's solicitors. The Purchaser shall be deemed to the satisfied with the title to the said premises and to have accepted the Vendor's title to the said premises if requisitions on and/or objections to the Vendor's title are not delivered to the Vendor's solicitors within the time aforesaid or if no further requisitions or objections are raised within seven business days after the reply by the Vendor's solicitors to the requisitions or objections raised by the Purchaser or the Purchaser's solicitors and in this respect time shall be of the essence of the agreement. If the Purchaser shall make and insist on any objection or requisition in respect of the title or otherwise which the Vendor shall be unable or (on the grounds of difficulty, delay or expense or on any other reasonable ground) unwilling to remove or comply with the Vendor shall notwithstanding any previous negotiations or litigation, be at liberty on giving to the Purchaser or his Solicitors not less that five working days' notice in writing to annual the sale, in which case unless the objection or requisition shall have been in the meantime withdrawn, the sale shall at the expiration of the notice be annulled the Purchaser in that event entitled to a return of the deposit and other sums of money already paid on account of the purchase money forthwith but without interest, costs or compensation provided such refund is made within 7 days from the date of rescission.

10. (a) The said premises are sold subject to and with the benefit of the Government Grant and for the residue of the term of years created thereby and with any right of renewal thereby granted and subject to all easements (if any) subsisting therein.

     (b) No error mis-statement or mis-description shall annul the sale nor shall any compensation be allowed in respect thereof save and except where such error mis-statement or mis-description relates to matter materially and adversely affecting the value or user of the said premises.

11. Such of the title deeds and documents as relate exclusively to the said premises will be, at the cost and expenses of the Purchaser, delivered to the Purchaser. All other title deeds and documents in the possession of the Vendor will be retained by him and he will, if required, give to the Purchaser a covenant for production and delivery of copies and for sale custody thereof to be prepared by and at the expense of the Purchaser.

12. (a) Subject as hereinafter provided each party shall bear his own solicitors' costs of an incidental to the preparation completion and registration of this Agreement.

     (b) The Purchaser shall pay to Messrs. P.C. Woo & Co. Solicitors, a due proportion of the costs of and incidental to the preparation stamping registration and completion of the Deed of Mutual Covenant and Management Agreement (if any) and the plans thereto referred to in the Principal Agreement or the entire costs of a certified copy thereof (including the fees for preparation of the plans to such certified copy).

     (c) The architect's fees for the plan(s) to be annexed to the Assignment shall be borne and paid by the Purchaser.

     (d) Each party shall bear his own solicitors' costs of and incidental to the preparation approval and execution of the Assignment Provided Further that if the Purchaser shall request the Vendor and/or the Head Vendor to execute more that one assignment in respect of the said premises the Purchaser shall on completion pay the additional costs charged by the Vendor's and/or the Head Vendor's solicitors (at half scale costs) for their approval; and if the Purchaser requires the Vendor and/or the Head Vendor to assign the said premises to his nominee or sub-purchaser the Purchaser shall on completion pay the additional costs charged by the Vendor's and/or the Head Vendor's solicitors for the perusal of any instrument of Nomination or Sub-sale Agreement.

13. (a) The stamp duty and land registration fees payable pursuant to this sale and purchase shall be borne by the Purchaser.

     (b) The Purchaser shall indemnify the Vendor against all claims proceedings actions brought by the Collector of Stamp Revenue against the Vendor arising from a breach of this Clause which shall survive completion.

     (c) The parties hereto hereby declare that they fully understand and acknowledge that no other date than the date of the preliminary agreement specified in paragraph 7 of the Third Schedule hereto, the date of this Agreement and the date of the subsequent Assignment pursuant hereto (which respective dates will be filled in the Questionnaire Form I.R.S.D.26 for stamping purpose) may be claimed as the relevant dates for valuation of the said premises.

     (d) There shall if the Vendor so requires be included in the Assignment a covenant in favour of the Vendor and/or the Head Vendor by the Purchaser to perform his obligation under this Clause and such covenant shall be expressed to be one which is annexed to the said premises and binding on the Purchaser his executors administrators successors in title and assigns.

14. The Vendor shall show a good title to the said premises at is own expense and produce to the Purchaser for his perusal such certified or other copies of any deeds or documents of title, wills and matters of public record as may be necessary to complete such title. The costs of verifying the title, including search fees shall be borne by the Purchaser who shall also if he requires certified copies of any documents in the Vendor's possession relating to other property retained by the Vendor as well as to the said premises pay the costs of such certified copies.

15.  Time shall in every respect be of the essence of this Agreement.

16. Should the Purchaser fail to observe or comply with any of the terms and conditions herein contained, the Vendor may give to the Purchaser notice in writing calling upon the Purchaser to make good his default and in the event of the Purchaser failing within fourteen days from the date of service of such notice fully to make good his default the Vendor may by a further notice in writing forthwith determine this Agreement and the Vendor shall thereupon be entitled to re-enter upon the said premises and repossess the same if possession shall have been given to the Purchaser free from any right or interest of the Purchaser therein and the Vendor shall be entitled to forfeit all the deposits paid hereunder. Upon determination of this Agreement, the Vendor may resell the said premises either by public auction or by private contract subject to such stipulations as the Vendor may think fit and any increase in price on resale shall belong to the Vendor.
     Without prejudice to the Vendor's right to recover the actual loss which may flow from the Purchaser's breach of this Agreement, on such resale any deficiency in price shall be made good and all expenses attending such resale shall be borne by the Purchaser and such deficiency and expenses shall be recoverable by the Vendor as and for liquidated damages. On the exercise of the Vendor's right to determine this Agreement as aforesaid the Vendor shall have the right, if this Agreement shall have been registered at the Land Registry or any New Territories Land Registry, to register at the Land Registry or the relevant New Territories Land Registry a Memorial signed by the Vendor evidencing such determination. Upon registration of such Memorial in the Land Registry, a tenant, purchaser, mortgagee or any other person dealing with the Vendor shall not be bound to see or enquire whether the Vendor or the Purchaser was entitled to terminate and/or rescind and/or annul this Agreement and so far as regards the safety and protection of any such tenant, purchaser, mortgagee or any other person this Agreement shall be deemed to have been duly terminated and/or rescinded and/or annulled and the remedy (if any) of the Purchaser against the Vendor shall be in damages only. If the Purchaser shall have entered into possession of the said premises, he shall forthwith vacate the same.

17. In the event of the Vendor failing to complete the sale in accordance with the terms hereof, then all deposit moneys paid by the Purchaser to the Vendor shall be returned to the Purchaser forthwith who shall also be entitled to recover from the Vendor such further damages (if any) over and above the deposits as the Purchaser may sustain by reason of such failure on the part of the Vendor, it shall not be necessary for the Purchaser to tender an Assignment to the Vendor for execution before taking proceedings to enforce specific performance of this Agreement.

18.  (a)   The Purchaser acknowledges that he is aware of the fact that the
           Property is now charged by the Vendor to Standard Chartered Bank (hereinafter called the "Lender") under an Equitable Mortgage Memorial No. 6791833 (hereinafter called the "Equitable Mortgage"). The Purchaser hereby expressly agrees and declares that notwithstanding the Equitable Mortgage the Purchaser consents to the deposit money mentioned in Second Schedule being paid and released to the Vendor Provided such release and payments also complied with the conditions and terms of the Second Schedule and waivers any claims or demand against Messrs. P.C. Woo & Co. in respect of the payment and release of the deposit money to the Vendor.

      (b) The Vendor warrants that the balance of purchase price payable by the Purchaser hereunder shall be sufficient to discharge the Equitable Mortgage.

      (c) The Vendor hereby agrees and undertakes to discharge the Equitable Mortgage on or before completion of the sale and purchase hereof.

      (d) And the Vendor agrees to send to the Purchaser a certified true copy of the Power of Attorney (if applicable) supporting the execution of the said discharge and if such Power of Attorney is executed more than 12 months prior to the execution of the said discharge, a Statutory Declaration to be made by the Vendor under section 5(4) of the Powers of Attorney Ordinance (Chapter 31) that at the time of the execution of the said discharge in favour of the Vendor, the Vendor did not know of the revocation of the Power of Attorney under which the said discharge was executed to the Vendor or a confirmation from the Chargee that the Power of Attorney was still valid and subsisting at the material time.

19. The Vendor is selling the said premises as confirmor under and by virtue of the Principal Agreement and will only be required to give in the subsequent Assignment the usual limited covenant that the Vendor has not encumbered the said premises.

20. The Agreement is subject to and with the benefit of the Principal Agreement and the Purchaser agrees and undertakes to be bound by and observe and perform all the terms and conditions contained in the Principal Agreement as if the Purchaser were a party thereto insofar as such terms and conditions are not inconsistent with or inapplicable to the terms and conditions herein contained.

21.  (a) The Vendor hereby agrees and undertakes with the Purchaser that:

         (i) the Vendor will duly perform and observe all the terms and conditions contained in the Principal Agreement; and

         (ii) in the event of any breach or non-performance or any term or condition in the Principal Agreement on the part of the Head Vendor, the Vendor will, upon being required by the Purchaser so to do, (at the cost and expense of the Purchaser and subject to the indemnity hereinafter contained) take all necessary steps and actions which are reasonable and prudent to procure the due performance and observance by the Head Vendor of its obligation and the terms and conditions under the Principal Agreement Provided that the Purchaser shall indemnify the Vendor against all losses, costs, expenses, claims, damages, liabilities and actions which the Vendor may incur or sustain as a result of taking any such step or action.

           (iii) the Principal Agreement is good, valid and enforceable in full force and effect.

      (b) In the event of the Vendor becoming entitled to exercise any right of rescission under the Principal Agreement, the Vendor shall, within 5 working days after the Vendor becomes aware of the existence of such right, notify the Purchaser in writing of such right, and irrespective of whether or not such notice has been given by the Vendor, the Purchaser shall, notwithstanding any provisions herein contained to the contrary, be entitled to rescind this Agreement by serving written notice of rescission on the Vendor. In addition, the Purchaser shall be entitled within 5 working days after the receipt of such notification by the Vendor to direct the Vendor in writing to refrain from exercising such right and the Vendor shall not exercise any right of rescission under the Principal Agreement unless the direction is revoked by the Purchaser or unless the Purchaser shall fail to give any direction to the Vendor within 5 working days of receipt of the Vendor's notice under this sub-clause, in which event, the Vendor shall be entitled to exercise or to refrain from exercising such right of rescission as the Vendor may think fit.

      (c) The Purchaser shall indemnify the Vendor against all losses, costs, expenses, damages, liabilities, claims and actions which the Vendor may incur or sustain as a result of the Vendor refraining from exercising any right of rescission under the Principal Agreement pursuant to the direction of the Purchaser.

      (d) The Purchaser shall not be entitled to exercise the right of rescission under clause 21(b) above if (i) the Purchaser has given direction to the Vendor to refrain from exercising any right of rescission under the Principal Agreement; (ii) such direction remains unrevoked and (iii) the Vendor has not acted contrary to such direction.

      (e) In the event of the Purchaser serving notice of rescission on the Vendor pursuant to clause 21(b) above or in the event of the Vendor exercising any right of rescission under the Principal Agreement where the Purchaser has failed to give any direction pursuant to clause 21(b) above or such direction has been revoked by the Purchaser, then (without prejudice to the rights of the Vendor under clause 21(c) above), this Agreement shall be rescinded and the Vendor shall repay to the Purchaser all or such part of the purchase price as shall have been paid by the Purchaser, the payment of such amounts to be in full and final settlement of all claims by the Purchaser against the Vendor hereunder.

      (f) If the Head Vendor fails to complete the building within the specified period provided in the Principal Agreement and the Vendor elects to wait for completion, the Vendor shall on completion account and pay to the Purchaser all interest payable by the Head Vendor to the Vendor under the Principal Agreement due to delay in completing the building.

     (g)  The Vendor shall not without the prior written consent of the
          Purchaser:

          (i) make or agree any amendment or modification to be made to the Principal Agreement;

          (ii) agree to the cancellation or termination of the Principal Agreement; or

          (iii) agree to waive or to release any of the obligations of the Head Vendor under the Principal Agreement.

22. Any notice required to be given hereunder shall be deemed to have been validly given if addressed to the party to whom the notice is given and sent by ordinary prepaid post to the address of such party above given or to his last known address if a notification of the change of address has previously been given to the other party or his solicitors and shall be deemed to have been served on the expiry of forty eight hours after the date of posting.

23.  This Agreement supersedes a Provisional Agreement dated 18th December
     1997 made between the parties on the same terms and all representations made by any party or its agent to the other of the parties hereto prior to the signing of the said Provisional Agreement and this Agreement.

24. It is hereby declared that (if the context permits or requires) the singular number shall include the plural and the masculine feminine and neuter genders shall include the others of them.

25. The sale and purchase herein shall include the furniture and fixtures more particularly described in the "Inventory of Furniture" annexed hereto.

26. For the purpose of Section 29B(1) of the Stamp Duty Ordinance the parties specify and declare the information disclosed in the Third Schedule hereto to be true to the best of their knowledge and belief.

                             THE FIRST SCHEDULE

The Property

All Those 80 equal undivided 9, 100th parts or shares of and in INLAND LOT NO.
8213 and of and in Valverde (                      ) No. 11 May Road, Hong Kong
(the "Development") together with the sole and exclusive right and privilege to hold use occupy and enjoy All That Flat A on the 33rd Floor of the Development.

The Government Grant

The Government Lease for the term of 75 years commencing from 21st August 1911 with an option of renewal for one further term of 75 years deemed to have been granted pursuant to Section 14(1) of the Conveyancing and Property Ordinance (Cap. 219) upon deemed compliance with the terms and conditions of certain Agreement and Conditions of Exchange dated 24th March 1970 made between His Excellency the Governor and Humphreys Estate and Finance Company, Limited and deposited and registered in the Land Registry as Conditions of Exchange No. 9660, as varied or modified by a Modification Letter dated 1st June 1995 and registered in the Land Registry by Memorial No. 6314901 and shall include any subsequent extensions or other variations or modifications thereto or renewals thereof.

                             THE SECOND SCHEDULE

The purchase money mentioned in Clause 2 hereof shall be paid by the Purchaser as follows:

(1)  HK$752,500.00         being the initial deposit and in part payment of
                           purchase price which has been paid by the Purchaser to the Vendor direct prior to the signing of this Agreement.

(2)  HK$752,500.00         being the further deposit and in part payment of
                           purchase price to be paid by the Purchaser to the Vendor upon the signing of this Agreement. The said further deposit to be paid to the Vendor's solicitors as stakeholders who may release the same to the Vendor provided that the balance of purchase price is sufficient to discharge the Equitable Mortgage
                           Memorial No. 6791833 and the title of the said premises has been accepted by the Purchaser's solicitors pursuant to Clause 9 hereof.

(3)  HK$13,545,000.00      being the balance of purchase price to be paid on
                           completion of Assignment.

                           THE THIRD SCHEDULE

1.   The name and address of the Vendor and of the Purchaser of the Property:

     Please see page 1 of this Agreement.

2.   If the Vendor or Purchaser is an individual, his identification number:

     Not applicable

3. If the Vendor or Purchaser is not an individual but is registered under the Business Registration Ordinance (Cap. 310), the business registration number of the Vendor or Purchaser:

     Please see page 1 of this Agreement

4.   The description and location of the said premises:

     Please refer to the First Schedule of this Agreement

5. A statement as to whether the said premises is residential property or non-residential property, within the meanings of Section 29A(1) of the Stamp Duty Ordinance:

     The said premises is residential property

6.   The date on which the agreement for sale was made:

     Please see page 1 of this Agreement

7. If the agreement for sale was preceded by an unwritten sale agreement, or an agreement for sale, made between the same parties and on the same terms, the date on which the first such agreement was made:

     The 18th day of December 1997

8. A statement as to whether or not a date has been agreed for a conveyance on sale pursuant to the agreement for sale and, if so, that date:

     Please see clause 3 of this Agreement

9. A statement as to whether or not there is an agreed consideration for the conveyance on sale that is to, or may, take place pursuant to the agreement for sale and, if so, the amount of value of the consideration:

     Please see clause 2 of this Agreement

10. The amount or value of any other consideration which each person executing the document knows has been paid or given, or has been agreed to be paid or given, to any person for or in connection with the agreement for sale or any conveyancing on sale pursuant to that agreement (excluding legal expenses), together with the name, address, and the identification number or business registration number of each person receiving or to receive such consideration, and a description of the benefit to which the consideration relates:

     Estate agent's commission payable by the Vendor:    HK$150,500.00

     Estate agent's commission payable by the Purchaser: HK$150,500.00

     Name of Agent:

     Address of Agent:


     Business Registration No.:

     N/A

11. If the Purchaser has not executed the agreement, a statement as to whether or not, to the best of the knowledge of each person executing the agreement, the Purchaser knew, at the time the agreement was made, that it affected him:

     Name:

     HKID Card No.:

     N/A


                             "INVENTORY OF FURNITURE"

     All the fitting and fixtures to be provided by the Head Vendor.

SIGNED by Agnes Chan Chau Leung                 )
                                                )   OVERLORD INVESTMENT CO LTD.
for and on behalf of the Vendor in the          )
presence of:                                    )



SIGNED by Cheng Tai Po                          )
Director                                        )   EXCEL ACCESS LIMITED
for and on behalf of the Purchaser in the       )
presence of:                                    )




RECEIVED the above-mentioned sum of             )
DOLLARS SEVEN HUNDRED FIFTY                     )
TWO THOUSAND FIVE HUNDRED                       )   OVERLORD INVESTMENT CO LTD.
ONLY (being the initial deposit and in part     )
payment of purchase price).                     )   the Vendor

Dated the 2nd day of January 1998


     OVERLORD INVESTMENT COMPANY LIMITED

                     to

            EXCEL ACCESS LIMITED

____________________________________________

                  AGREEMENT

         for Sub-sale and Purchase

                     of

80 equal undivided 9,1000th parts or shares of and in Inland Lot No. 8213 (Flat A on
33rd Floor of Valverde No. 11 May Road,
Hong Kong)

____________________________________________